Exhibit 16.1




September 20, 2001

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Re:      Hennessy Advisors, Inc.
         Registration No. 333-66970

Ladies and Gentlemen:

We have read the disclosures under the caption "Changes in Accountants" in the Registration Statement on Form SB-2 of Hennessy Advisors, Inc. and are in agreement with the statements contained therein as they relate to Bregante & Co., LLP. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                        Very truly yours,


                                        /s/ Bregante & Co., LLP






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